UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2010

HEPALIFE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 218-1400

60 State Street, Suite 700, Boston, MA 02109

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 11, 2010, HepaLife Technologies, Inc., a Florida corporation (“HepaLife”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among HepaLife, HT Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of HepaLife (“Merger Sub”), and AquaMed Technologies, Inc., a privately held Delaware corporation (“AquaMed”). The merger transaction contemplated under the Merger Agreement (the “Merger”) was consummated on May 11, 2010, at which time Merger Sub merged with and into AquaMed, with AquaMed continuing as the surviving corporation and becoming a wholly-owned subsidiary of HepaLife. The filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware is referred to herein as the “Effective Time” of the Merger.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the Effective Time, each issued and outstanding share of AquaMed common stock, par value $0.001 per share (the “AquaMed Common Stock”), was cancelled and converted into the right to receive 25 shares of common stock, par value $0.001 per share (the “HepaLife Common Stock”), of HepaLife (the “Common Merger Consideration”); each issued and outstanding share of AquaMed Series A Preferred Stock, par value $0.001 per share (the “AquaMed Series A Preferred Stock”), was cancelled and converted into the right to receive 100 shares of HepaLife Common Stock (the “Series A Merger Consideration”); and each issued and outstanding share of AquaMed Series B Preferred Stock, par value $0.001 per share (the “AquaMed Series B Preferred Stock”), was cancelled and converted into the right to receive 399.99994 shares of HepaLife Common Stock (the “Series B Merger Consideration,” and together with the Common Merger Consideration and the Series A Merger Consideration, the “Merger Consideration”). In the aggregate, the Merger Consideration consisted of 84,800,000 shares of HepaLife Common Stock.

•
AquaMed stockholders may not resell the Merger Consideration until the first anniversary of the Effective Time, except for 11,191,115 shares of Series A Merger Consideration that may be transferred by GRQ Consultants, Inc. 401K following the Effective Time subject only to federal and state securities laws, and not without registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from the registration requirements of the Securities Act.

•	Each of HepaLife, AquaMed and Merger Sub made customary representations, warranties, covenants and indemnities in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Private Placements

On May 11, 2010, simultaneously with the closing of the Merger, HepaLife sold 9,400,000 units of its securities (the “Units”) in a private placement in exchange for aggregate gross proceeds of $1,175,000 (the “May 11 Private Placement”). Each Unit consisted of (i) one (1) share of HepaLife Common Stock, (ii) one half of one five year Series E Stock Purchase Warrant (the “Series E Warrants”) with an exercise price of $0.16 per share, and (iii) one half of one five year Series F Stock Purchase Warrant (the “Series F Warrants”) with an exercise price of $0.20 per share, and was sold to investors at a price per Unit of $0.125.

On May 17, 2010, HepaLife sold an additional 2,000,000 Units in a private placement and received aggregate gross proceeds of $250,000 (the “May 17 Private Placement”, and together with the May 11 Private Placements, the “Private Placements”).

The Private Placements were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placements were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Pursuant to a Placement Agent Agreement (the “Placement Agreement”), dated May 6, 2010, between HepaLife and Palladium Capital Advisors, LLC, a Delaware limited liability company (the “Palladium”), Palladium served as HepaLife’s placement agent in the Private Placements and received an aggregate cash fee of $114,000.00, which equaled 8% of the aggregate cash consideration received by HepaLife in the Private Placements from investors introduced to HepaLife by Palladium. In addition, in connection with the Private Placements, Palladium was issued (i) Series E Warrants to purchase 456,000 shares of HepaLife Common Stock and (ii) Series F Warrants to purchase 456,000 shares of HepaLife Common Stock, which together equaled 8% of the aggregate number of shares of HepaLife Common Stock issued to investors introduced to HepaLife by the Placement Agent, as part of Units, in the Private Placements). The Placement Agent also received 2,000,000 shares of HepaLife Common Stock.

Palladium is an “accredited investor,” as that term is defined in Regulation D under the Securities Act. The securities issued to Palladium under the Placement Agreement were not registered under the Securities Act, or the securities laws of any state, and were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Net proceeds received from the Private Placements are expected to be used for working capital, investor relations and other general corporate purposes.

Voting Agreement

At the Effective Time, the size of the board of directors of HepaLife was set at three directors.  On May 7, 2010, holders of a majority of the voting shares of HepaLife acted by written consent in lieu of a special meeting of stockholders to adopt an amendment to HepaLife’s Articles of Incorporation (the “Amended Articles of Incorporation”), to among other things, provide for the classification of the HepaLife’s board of directors and to provide for staggered terms of service for each class of directors. This amendment will be effective on the date that the Amended Articles of Incorporation are filed with the Secretary of State of the State of Florida, all as more fully described in HepaLife’s Preliminary Information Statement on Schedule 14C (the “Preliminary Information Statement”) as filed with the Securities and Exchange Commission on May 7, 2010.

Concurrently with the execution of the Merger Agreement, HepaLife entered into a Stockholder Voting Agreement and Irrevocable Proxy (the “Voting Agreement”) with Harborview Master Fund LP (the “Agent”) and certain stockholders signatory thereto, pursuant to which the stockholders signatory thereto agreed to vote their shares of HepaLife Common Stock to elect Joseph Sierchio as a Class I director, Richard Rosenblum as a Class II director and David Stefansky as a Class III director. In order to implement the terms of the Voting Agreement, each stockholder signatory thereto granted the Agent an irrevocable proxy to vote their shares in favor of the election of directors in accordance with the terms of the Voting Agreement.

The Voting Agreement and the rights granted the Agent thereunder terminate with respect to any stockholder signatory thereto upon the earlier of: (a) June 30, 2010, (b) on the date that the Amended Articles of Incorporation are filed with the Secretary of State of the State of Florida, or (c) the date on which such stockholder no longer beneficially owns any shares of HepaLife Common Stock.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting Agreement, which is filed as Exhibit 9.1 hereto and incorporated herein by reference.

Investor Relations Service Agreement

On May 11, 2010, upon consummation of the Merger, HepaLife entered into an Investor Relations Service Agreement (the “Service Agreement”) with Cogito Corp. (the “Consultant”), pursuant to which the Consultant shall provide HepaLife with certain investor relations services. In consideration for the performance of such services, HepaLife has agreed to pay the Consultant a monthly consulting fee of $5,000, plus reimbursement for certain expenses (the “Consulting Expenses”). In order to ensure prompt payment of the Consulting Expenses, on the Effective Date and as required under the Services Agreement, HepaLife deposited $271,503 (the “Initial Escrowed Funds”) into an escrow account for the direct payment of fees to the Consultant by the escrow agent upon the Consultant’s presentment of invoices to the escrow agent. Upon the consummation of the May 17 Private Placement, an additional $230,000 was deposited into the escrow account (the “Additional Escrowed Funds”, and together with the Initial Escrowed Funds, collectively, the “Escrowed Funds”). The term of the Service Agreement is 12 months, but may terminate earlier in the event that the Escrowed Funds are depleted prior to the expiration of the twelve month term or otherwise at the option of HepaLife for “Cause” (as defined in the Service Agreement). In the event that the Services Agreement is terminated for Cause or Escrowed Funds remain in the escrow account following the termination of the Services Agreement after 12 months, the Escrowed Funds shall be released to HepaLife.

The foregoing description of the Service Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Service Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Description of AquaMed’s Business

Overview

As a result of the Merger, a significant portion of our business consists of the business of AquaMed.

Aquamed develops, manufactures and markets high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics.  These gels are produced using unique proprietary manufacturing technologies which enable AquaMed to develop, manufacture and market electron beam cross-linked aqueous polymer sheet hydrogels, hereafter referred to as “gels.”  AquaMed is believed to be one of two known manufacturers in the world of these gels. AquaMed specializes in custom gels capitalizing on proprietary manufacturing technologies.

AquaMed’s gels exhibit significant potential in the following high growth fields: topical therapeutics in moist wound/burn healing applications; in trans (systemic) and intradermal (non-systemic) delivery of prescription and non-prescription medications; cosmetic skin care; and components in medical diagnostics. The hydrophilic system has two parts:  a hydrophilic pre-polymer phase and a water phase.  During the water phase AquaMed introduces various water soluble active ingredients into its products. Current ingredients incorporated into AquaMed’s proprietary process include: health additives, moisturizers, super absorbents, soaps, detergents, antibacterials, carbons, electrostatic dissipative agents, fragrances, and waxes.

AquaMed believes that it has developed successful strategic relationships in each of these categories with partners who are meaningful participants in these markets, including the market leaders in several medical device categories and leading cosmetic companies.

Hydrogels are gel-like or colloidal substances made of water and solids.  They can be created chemically (through a combination of ultra violet cross-linking and chemical interface), or by mixing polymer and water then exposing it to an electron beam creating a “sheet” of water. Currently, and for the foreseeable future, all of the hydrogel products that  AquaMed produces are electron beam cross-linked, water and polymer gels, a category in which AquaMed believes that its hydrogels have a competitive advantage, in part due to the following product characteristics: painless adhesion to the human body, stability of form and composition, purity, reproducibility (manufacturing high quality product on a consistent basis), compatibility with active ingredients, and high water content.

Many of the products of AquaMed’s competition feature physical characteristics which AquaMed believes are less desirable than those of AquaMed’s gels. These include aggressive skin bonding, chemical and form instability, lack of uniformity, low water content, odor and active receptivity issues.

AquaMed’s products are manufactured using proprietary and non-proprietary mixing, coating, drying and cross-linking technologies.  Together, these proprietary technologies enable AquaMed to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics – thickness, water content, adherence, absorption, vapor transmission, release rates – while maintaining product integrity. These manufacturing technologies allow AquaMed to participate in the development of FDA regulated medical devices.

In addition to its ability to specifically regulate the aforementioned physical characteristics of the gels, AquaMed has the manufacturing technology to offer broad choices in selection of liners thereby allowing its customers to create even tighter tolerances in vapor transmission and active ingredient release rates, while personalizing color and texture, characteristics that AquaMed believes are critical in the cosmetic category.

Products and Services

AquaMed manufactures and markets electron-beam cross-linked sheet gels for use as wound/burn dressings with and without active ingredients, components in certain medical devices, transdermal and intradermal delivery of medication, and topical application of non-prescription drugs, other skin care treatments, cosmetics and other commercial products.  AquaMed markets its own brand of moist wound/burn dressings under the AQUAMED brand name, and AquaMed is currently developing additional line extensions of this product. In addition, the gels are prepared as components for products distributed by its customers under their brand names. In addition to manufacturing roll stock, AquaMed offers its customers converting services, which AquaMed believes creates a competitive advantage in pricing while expediting its production process.

The Industry

Hydrogels are now being marketed in the United States or abroad for many different applications:

Hydrogel as A Method of Drug Delivery.  Patches are a relatively new method of delivering medication that has important advantages over other more traditional methods of drug delivery.  As a system of drug delivery, hydrogel patches are less intrusive, painless, can medicate for preplanned time periods, provide the potential for a release of medication more consistent with the body’s own glandular activity, thereby avoiding dosage spikes and, or, digestive alteration, and minimize side effects apparent in more traditional delivery methodologies of injection or ingestion.

Moist Wound and Burn Dressings. Dressings made from hydrogels have long been used for the treatment of wounds and burns. Clinical trials have demonstrated the benefits of moist wound healing versus traditional dressings. Some of these benefits include immediate anti-inflammatory effects, keeping the wound bed moist allowing for the freer cell flow and less scarring, increased absorption of exudate and accelerated healing. According to a Smith & Nephew presentation entitled  ”Advanced Wound Management in Europe” from an Investor and Analyst Meeting held in Zurich, Switzerland on November 20, 2009, the current market for advanced wound management is estimated to be in excess of $5 billion worldwide and growing at 7% per annum to $7.1 billion by 2014.

Other Medical Applications.  Hydrogel patches are being used for transdermal applications for the following uses: as hormone replacement therapy and contraception, treatment of acne, shingles, diabetes and motion sickness, treatment of angina with nitroglycerin, treatment of smoking addiction using nicotine and palliatives (i.e., pain relievers, such as lidocaine).

Non-Prescription Therapeutic Applications.  Hydrogel patches are used in the medical community, and also directly marketed to consumers for the following uses: topical application of over the counter (“OTC”) drugs such as non-prescription acne treatments, pain relievers, and diet preparations, cough suppressants, treatment of warts, calluses and corns, and pain relief.

Cosmetic Applications.  Hydrogel patches and applications are being used to deliver cosmetics, such as skin care products to consumers and skin care providers for uses that include moisturizers, face masks, cooling masks and applicators.

AquaMed’s Customers and Markets

Moist Wound Healing.  AquaMed markets products under its proprietary brand AQUAMED as well as supplying products to developers and distributors of prescription and OTC wound healing products for redistribution to healthcare professionals and retailers.  The benefits of AquaMed’s hydrogel wound healing products include reduced scarring and pain, greater speed of healing and increased absorption of exudate.  AquaMed believes that the markets for its wound healing products will continue to expand due to the growing recognition by professionals and consumers of the benefits of moist wound healing.

Medical Device Manufacturers. AquaMed has targeted the high quality, medical device manufacturers (such as monitoring electrodes and devices and defibrillator pads) as a core segment of its future revenue streams.

Transdermal Delivery of Prescription Drugs and OTC Treatments.   AquaMed actively seeks new applications for two types of transdermal delivery through patches which adhere to the skin and are impregnated with active ingredients and through iontophoresis, which drives the active ingredients through the skin by use of controlled electrical currents.  Iontophoresis allows for greater control over the delivery of active ingredients.

AquaMed is actively involved in various development projects for use of hydrogels in transdermal delivery of specific ingredients. AquaMed also sells its products to manufacturers and distributors of non-prescription medications.

Cosmetics and Other Consumer Products.  AquaMed currently manufactures hydrogels, hydrogel patches and products for some of the leading U.S. cosmetics companies, among others.  These products include OTC skin care preparations and other products for cosmetic use.

Direct Retailing.   AquaMed is exploring various opportunities for the manufacture and distribution of OTC therapeutic, skin care and cosmetic products using hydrogel products through such retailers as chain drug, food and mass merchandise stores under co-branding arrangements.

For the year ended December 31, 2009, AquaMed filled orders from approximately 20 different customers. Approximately 84% of AquaMed’s annual revenue during this period was attributable to 4 of these customers, with each of these customers responsible for more than 12% of AquaMed’s annual revenue, and AquaMed’s largest customer accounting for approximately 30% of AquaMed’s annual revenue.

Technology & Manufacturing

Hydrogels are manufactured by introducing a hydrophilic polymer (solid) into water, creating a feed mix.  This feed mix is then coated on to a liner and exposed to radiation. The polymers used by AquaMed, when exposed to radiation, cross link faster than they degrade (more covalent bonds between molecules are created than destroyed), creating a matrix that gives the gels a solid form.  Active ingredients such as OTC medication, and skin care, wound healing or other materials can be added before or after cross-linking.  Materials that do not survive the irradiation process or dehydration process are added after the cross-linking process is completed. Once the products have been mixed and cross-linked they form sheets that can be delivered to customers or first cut and shaped according to customer specifications. AquaMed believes that many of the processes described above are proprietary to AquaMed and provide AquaMed with competitive advantages.

Proprietary Technologies

•
Proprietary Mixing.  AquaMed believes that it is able to manufacture hydrogel feed mixes with far greater homogeneity than those of its competition. This is critical especially as it relates to the dosing of active ingredients.  In addition, AquaMed’s proprietary mixing technology allows for the incorporation of sensitive materials that may degrade if subjected to other types of mixing.

•
Proprietary Coating.  AquaMed’s proprietary coating technology enables it to handle the gels properly even though they are extremely thick and resistant to flow.  AquaMed has achieved coating tolerances that have allowed it to coat materials as thin as 0.005 inches with a margin for error of typically less than 5%.  Thickness controls are critical with respect to the performance of many of the end products utilizing AquaMed’s hydrogels including medical electrodes, transdermal delivery patches and cosmetic patches.  AquaMed has also developed coating methodology that minimizes imperfections such as wrinkling in the end product by significantly reducing line tension. AquaMed believes that this proprietary know-how allows AquaMed to manufacture high quality, consistent products which meet the standards of AquaMed’s customers.

•
Proprietary Cross-linking Technology.  AquaMed cross-links its hydrogels using an electron beam accelerator. Electron beam cross-linking is achieved through the introduction of the high energy field, created by the accelerated electrons, which causes the release of hydrogen atoms, thereby causing carbon molecule covalent bonding. The creation of longer chains of the polymer in the gel increases its molecular integrity, giving the gel characteristics that make it useful in a variety of products.

AquaMed’s electron-beam cross-linking process is one of three types of cross-linking used in the industry.  The other types used are ultra violent cross-linking and chemical cross-linking. The benefits of electron beam cross-linking include: (i) precise control of the amount of polymer cross-linking, (ii) other types allow for the continuation of cross-linking over a period of time, (iii) no need for chemical cross-linking agents which may complicate or interfere with other additives or active ingredients, and (iv) the ability to manufacture high quality hydrogels on a consistent basis.

The physical characteristics can be further modified by varying the percent of polymer cross-linking and the way in which the high energy field is delivered. There are three variables in the use of an electron beam accelerator for cross-linking of hydrogels: (i) time of exposure of the target material to the electron stream, (ii) voltage (electrical potential), and (iii) amperage (strength of the electrical current). AquaMed believes that its methods of managing these three variables make it possible to produce high quality gels matching customer specifications as to a wide range of characteristics. These methods are proprietary to AquaMed.

The uses for particle beam accelerators include but are not limited to: sterilization of medical products and devices, modification of polymers, polymerization and de-polymerization, crosslinking of thermoplastics, crystal modification, grafting, de-infestation of spices, fruits and vegetables, cold pasteurization of foods, meats and seafood, sterilization of wastes, treatment of sewage, controlled degradation of PTFE (Teflon), cold curing of resins and adhesives, de-infestation of wood chips and pulp products, coloring gemstones, pollution control, and treating wire, cable and tubing.

AquaMed owns and operates a Radiation Dynamics, Inc. (“RDI”) Dynamitron IEA 1500-40 Industrial Electron Accelerator (the “RDI Accelerator”). The RDI Accelerator has been customized to handle the cross-linking of the type of materials AquaMed uses, but can also be used for several of the other potential uses such as coloring gemstones and treating wire, cable and tubing. Replacement cost of the RDI Accelerator and processing equipment is estimated to be in excess of $7 million. The delivery and installation process is time-consuming with replacement estimated to take 2.5 to 3 years. AquaMed estimates that its equipment has a useful life of approximately 20 years and provides annual production capacity in excess of 6,000 hours. AquaMed believes that its current utilization is significantly less than capacity.

Competition

AquaMed believes that its proprietary competitive manufacturing advantages, along with the high barrier to entry (the substantial cost of acquiring an electron beam as compared to other cross-linking devices and the cost and extended time required for installing this beam) and current minimal level of competition for high performance gels, affords AquaMed the opportunity to be a leader in the applications that require tight tolerances and/or incorporate active ingredients. AquaMed believes that awareness of its product, low cost, speed to market, and unique manufacturing techniques, are advantages that will be conveyed to its customer base through a combination of consumer product entries, expansion within current original equipment manufacturer bases and institutional reach programs such as trade magazines, trade shows, and through senior management contacts.

Government Regulation

There is no required government regulation with respect to AquaMed’s hydrogel related products at this time. While some applications of the hydrogels fall under the jurisdiction of the Food and Drug Administration (the “FDA”), the hydrogels are generally classified as Class I exempt devices and the majority of the hydrogel products that AquaMed manufactures are thereby exempt from the FDA filing of any regulatory submissions and/or pre-market notification requirements. To the extent that any FDA regulatory submissions are required, AquaMed will need to file these submissions and maintain all appropriate documentation. With respect to registering the manufacturing facility with the FDA under the Code of Federal Regulations, 21CFR820.1, Scope: Part A, it is stated that the regulation does not apply to manufacturers of component parts of finished devices.  At the current time, hydrogels are sold as component parts to various medical device/cosmetic manufacturers.  If at any time in the future AquaMed manufactures products that would require such filings or registration, AquaMed will take the appropriate steps to comply.

Sources and Availability of Raw Materials; Principal Suppliers

AquaMed’s principal suppliers for the two polymers that it primarily uses in the manufacture of its hydrogels, polyethylene oxide and polyvinylpyrrolidone, are Dow Chemical and BASF, respectively. Although AquaMed has not experienced significant production delays attributable to supply changes, AquaMed believes that, for the polymers used to make its current hydrogels, alternative sources of supply would be difficult to develop over a short period of time. Because AquaMed has no direct control over its third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary raw materials or products, AquaMed may be unable to redesign or adapt its technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, AquaMed could experience interruptions, delays, increased costs, or quality control problems.

Patents, Proprietary Rights and Trademarks

AquaMed’s policy is to file patent applications to protect technology, inventions and improvements that are important to the development of its business. AquaMed also relies on trade secret protection for its confidential and proprietary information.

AquaMed holds no issued patents related to the hydrogel products, but has several patents pending and holds a registered trademark on AQUAMED which is used on its hydrogels.

Employees

As of May 13, 2010 AquaMed had 8 employees, 1 in administration and 7 in manufacturing and quality control.

AquaMed believes that it has good relations with its employees and other human resources, and has never incurred a significant work stoppage due to any strike or protest by its employees.

AquaMed Properties

On February 27, 2009, AquaMed executed an assignment and assumption of Hydrogel Design Systems, Inc. lease at market rate for its commercial manufacturing facility located at 2150 Cabot Boulevard West, Langhorne, Pennsylvania which is due to expire January 31, 2016.  The lease calls for monthly lease payments as follows $14,883 a month through January 31, 2010, $15,627 a month through January 31, 2014 and $17,187 through January 31, 2016.  In addition the lease calls for monthly reimbursements which are adjusted annually.  The monthly reimbursements for 2009 amounted to $4,400 a month.  Rent expense including all related reimbursements which were classified as operating leases, totaled $211,734 for 2009.

The following is a schedule by year of future minimum rental payments, excluding reimbursements, required under the operating lease agreements:

For the Year Ending December 31	Amount
2010 2011 2012 2013 2014 Thereafter	$186,777 187,522 187,522 187,522 204,689 223,438
Total	$1,177,470
AquaMed believes that its property and equipment are in good condition, subject to normal wear and tear. AquaMed believes that its facility has sufficient capacity to meet its current and projected distribution needs.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the Securities and Exchange Commission or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

 Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Risk Factors

You should carefully consider the factors described below, among others, and other information contained in this report before deciding whether to invest in our shares or obligations.  Any investment in our shares or obligations involve a high degree of risk.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties not presently known to us, or which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations.  As a result of any of the following risks, our business, financial condition or results of operations could be materially and adversely affected.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.  This report also contains forward-looking statements that involve risks and uncertainties.  Please refer to “Forward-Looking Statements” above.

Risk Relating to Our Company

We have experienced significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. We have incurred annual operating losses of $1,513,928 and $2,961,820, respectively, during the fiscal years ended December 31, 2009 and 2008. As a result, at December 31, 2009, we had an accumulated deficit of $20,237,116. As a result of the acquisition of AquaMed, we anticipate that we will incur additional operating losses for the foreseeable future since AquaMed has a history of net losses and may expect net losses for the foreseeable future.

AquaMed has achieved only limited revenues to date and there is no assurance that AquaMed will be able to generate substantial revenues or be profitable in the future.  AquaMed has incurred net losses since its inception, including a net loss of $817,196 from the period of its inception (January 13, 2009) to December 31, 2009.  We expect that AquaMed will continue to incur significant losses on a quarterly basis at least through 2010 and this will increase our operating losses. We can offer no assurance that, after the acquisition of AquaMed, we will achieve revenue growth or profitability.

The acquisition of AquaMed could divert management’s attention, cause ownership dilution to our stockholders and be difficult to integrate.

The acquisition of AquaMed presents a number of risks that could harm us and our business, operating results and financial condition:

•	we could experience a substantial strain on our resources, including time and money, and we may not be successful in integrating AquaMed’s business into our existing business;

•	our management’s attention may be diverted from our ongoing business concerns;

•	while integrating AquaMed, we may lose key executives or other employees of AquaMed;

•	we could experience customer dissatisfaction or performance problems with AquaMed or the products offered by AquaMed;

•	we may become subject to unknown or underestimated liabilities of AquaMed or incur unexpected expenses or losses from the acquisition of AquaMed; and

•	we may incur possible impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm our business.

Consequently, we might not be successful in integrating AquaMed’s acquired businesses, products or technologies, and might not achieve anticipated revenue and cost benefits.

Risks Related to AquaMed’s Business

AquaMed is  dependent on proprietary know-how. AquaMed holds limited patents.

Competitors of AquaMed may develop or market technologies that are more effective or more commercially attractive than AquaMed’s. AquaMed’s manufacturing know-how as to mixing, coating and cross-linking can be duplicated even if it is difficult to do so. There is no assurance that, should we apply for intellectual property protection for AquaMed’s intellectual property, we would be able to obtain such protection.  Despite our efforts to protect proprietary rights, there is no assurance that such protections may not preclude competitors of AquaMed from developing and/or marketing similar products.  While we are not aware of any third party intellectual property that would materially affect AquaMed’s business, our failure or inability to obtain patents and protect AquaMed’s proprietary information could result in our business being adversely affected.

We are dependent on the services of key personnel of AquaMed, the loss of which would have a material adverse effect on us.

The operations and future success of HepaLife depend upon the efforts of our key employees.  Because of the specialized nature of AquaMed’s business that we acquired, we are dependent on our ability to attract and retain qualified personnel. We face competition for personnel from other companies with greater resources than we have.  There can be no assurance that we will be successful in hiring or retaining qualified personnel and our failure to do so could have a material adverse effect on our business and financial condition.

We may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

Our operating expenses may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include:

•	the time and resources required to develop, conduct clinical trials and obtain regulatory approvals for AquaMed’s drug candidates;

•	the costs to attract and retain personnel with the skills required for effective operations; and

•	the costs of preparing, filing, prosecuting, defending and enforcing patent claims and other patent related costs, including litigation costs and the results of such litigation.

AquaMed’s business is dependant on significant customers.

During the period between January 13, 2009 (AquaMed’s inception) through December 31, 2009, more than 84% of AquaMed’s revenues were from only 4 customers, one of which represented approximately 30% of AquaMed’s revenue. The loss of any significant customer of AquaMed would have a significantly negative effect on AquaMed’s operations and, as a result, on our overall operations.

AquaMed is dependent on outside suppliers for raw materials.

The products produced by AquaMed are manufactured using proprietary polymers that we will obtain from outside suppliers.  It is possible that the outside suppliers may be unable to meet our demands or may be unable to supply us with the materials necessary for us to manufacture the products produced by AquaMed.

Risks Related to AquaMed’s Industry

AquaMed is subject to governmental regulations.

Inherent in the development of new medical products is the potential for delay in that product testing, including clinical evaluation, is required before most products can be used with humans. The manufacture, marketing, labeling, record-keeping, claims and advertising of medical devices, as well as prescription drugs, non-prescription drugs that claim to have certain therapeutic properties, and cosmetics are subject to regulation by the FDA and the Federal Trade Commission. AquaMed is also subject to state regulation on electron beam radiation services and facilities. The expansion of our business into the manufacture and distribution of AquaMed’s products for consumer use will subject us to additional governmental regulation. While hydrogel patches are classified as Class I exempt devices by the FDA, there can be no assurances that the FDA will not seek to regulate this product in the future. Such action by the FDA could have a material adverse effect on AquaMed’s prospects and our overall prospects, as such approval can take a number of years, and would require AquaMed to undertake costly and time-consuming tests and other procedures.

If AquaMed fails to comply with continuing federal, state and foreign regulations, it could lose its approvals to market drugs and our business would be seriously harmed.

Following initial regulatory approval of any drugs that AquaMed may develop, it will be subject to continuing regulatory review, including review of adverse drug experiences and clinical results that are reported after AquaMed’s drug products become commercially available. This would include results from any post-marketing tests or continued actions required as a condition of approval. The manufacturing facilities AquaMed may use to make any of its drug candidates will be subject to periodic review and inspection by the FDA. If a previously unknown problem or problems with a product or a manufacturing and laboratory facility used by AquaMed is discovered, the FDA or foreign regulatory agency may impose restrictions on that product or on the manufacturing facility, including requiring AquaMed to withdraw the product from the market. Any changes to an approved product, including the way it is manufactured or promoted, often requires FDA approval before the product, as modified, can be marketed. In addition, AquaMed and its contract manufacturers will be subject to ongoing FDA requirements for submission of safety and other post-market information. If AquaMed or any of its contract manufacturers fail to comply with applicable regulatory requirements, a regulatory agency may:

•	issue warning letters;

•	impose civil or criminal penalties;

•	suspend or withdraw AquaMed’s regulatory approval;

•	suspend or terminate any of AquaMed’s ongoing clinical trials;

•	refuse to approve pending applications or supplements to approved applications filed by AquaMed;

•	impose restrictions on AquaMed’s operations;

•	close the facilities of AquaMed’s contract manufacturers; or

•	seize or detain products or require a product recall.

Additionally, regulatory review covers a company’s activities in the promotion of its drugs, with significant potential penalties and restrictions for promotion of drugs for an unapproved use. Sales and marketing programs are under scrutiny for compliance with various mandated requirements, such as illegal promotions to health care professionals. AquaMed is also required to submit information on its open and completed clinical trials to public registries and databases. Failure to comply with these requirements could expose us to negative publicity, fines and penalties that could harm our business.

If AquaMed violates regulatory requirements at any stage, whether before or after marketing approval is obtained, we may be fined, be forced to remove a product from the market or experience other adverse consequences, including delay, which would materially harm our financial results. Additionally, we may not be able to obtain the labeling claims necessary or desirable for product promotion.

Once approved, there is no guarantee that the market will accept AquaMed’s products and AquaMed’s products are subject to obsolescence; competition in the medical products field is intense and AquaMed represents a very small presence.

The field of medical and health products is characterized by rapid and significant changes. Even if AquaMed obtains regulatory approvals, uncertainty exists as to whether the market will accept its products or if the market for its products is as large as we anticipate. A number of factors may limit the market acceptance of AquaMed’s products, including the timing of regulatory approvals and market entry relative to competitive products, the availability of alternative products, the price of AquaMed’s products relative to alternative products, the availability of third party reimbursement and the extent of marketing efforts by third party distributors or agents that we retain. We cannot assure you that AquaMed’s products will receive market acceptance in a commercially viable period of time, if at all. We cannot be certain that any investment made in developing products will be recovered by AquaMed, even if AquaMed is successful in commercialization.

We can give no assurance that any existing or future product produced by AquaMed will be competitive and will not become obsolete in light of future technological developments. Most of AquaMed’s competitors have far greater financial, research, marketing and distribution resources and more established channels of distribution than AquaMed does. In addition, many of AquaMed’s current and potential competitors offer greater variety of products and services and can therefore offer discounts and other incentive programs unavailable to AquaMed at this time.

AquaMed’s failure to meet the prices offered by competitors, or to be unable to meet production demands for AquaMed’s products could have material adverse effect on our business, financial condition or results of operations. The relative speed with which we can introduce AquaMed’s products and expand its distribution are also a competitive factor. Additionally, many of AquaMed’s customers have financial ability to establish in-house manufacturing capabilities similar to ours.

AquaMed’s products risk exposure to product liability claims.

If successful in developing testing and commercializing AquaMed’s products, we will be exposed to potential product liability risks, which are inherent in the testing, manufacturing and marketing of topical therapeutic and skin care products.  It is likely we will be contractually obligated, under any license agreements  that AquaMed enters into to indemnify the individuals and/or entities to whom AquaMed has licensed the technology against claims relating to the manufacture and sale of products sold by licensees.  This indemnification liability, as well as direct liability to consumers for any defects in the products sold, could expose us to substantial risks and losses.  AquaMed has obtained $3,000,000 of product liability insurance; however, there can be no assurance that we will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate coverage against potential liabilities.

Risks Related to the Common Stock

Our stock price historically has been volatile and may continue to be volatile.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, many of which are beyond our control, include, in addition to other risk factors described in this section, the announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, and general economic, industry and market conditions may have a significant impact on the market price of our stock. In addition, the future sales of shares of our common stock by our stockholders, the holders of our other outstanding warrants and options, and us could have an adverse dilutive effect on our outstanding shares and the market price of such shares.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. To the extent our stock price fluctuates and/or remains low, it could cause you to lose some or all of your investment and impair our ability to raise capital through the offering of additional equity securities.

Our common stock is a “penny stock” and because “penny stock” rules will apply, you may find it difficult to sell shares of our common stock.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices of penny stocks often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stocks and you are likely to have difficulty selling your shares.

Our common stock is quoted on the Over-The-Counter Bulletin Board and, accordingly, it may be difficult for you to sell your shares or you may not be able to sell your shares for an optimum trading price.

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “HPLF.” The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and trade volumes in over-the-counter securities. Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.

Orders for OTCBB securities may not be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately. Further, purchasers of securities on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of our common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

Sales practice requirements of the Financial Industry Regulatory Authority (“FINRA”) may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Item 3.02.  Unregistered Sales of Equity Securities.

Reference is made to the disclosure regarding the Private Placements set forth under Item 2.01 of this Form 8-K, which disclosure is incorporated herein by reference.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Independent Registered Public Accounting Firm.

On May 13, 2010, the board of directors of HepaLife dismissed Peterson Sullivan LLP (“Peterson”) as HepaLife’s independent registered public accounting firm.

The reports of Peterson on HepaLife’s financial statements as of and for the years ended December 31, 2009 and December 31, 2008 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ending December 31, 2009 and December 31, 2008 and the subsequent period through May 13, 2010, there have been no (i) disagreements with Peterson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Peterson’s satisfaction, would have caused Peterson to make reference to the subject matter of the disagreement(s) in connection with its reports; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

HepaLife has provided Peterson with a copy of the above disclosures and requested that Peterson furnish HepaLife with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Peterson’s letter, dated May 13, 2010 is filed as Exhibit 16.1 to this Form 8-K.

(b)           Appointment of New Independent Registered Public Accounting Firm.

On May 13, 2010, the board of directors of HepaLife engaged Marcum LLP (“Marcum”), as HepaLife’s new independent registered public accounting firm.

During the fiscal years ending December 31, 2009 and December 31, 2008, and the subsequent interim period prior to the engagement of Marcum, HepaLife has not consulted Marcum regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on HepaLife’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Resignations

Effective May 11, 2010, upon consummation of the Merger and pursuant to the Merger Agreement, Jatinder S. Bhogal and Javier Jimenez resigned from HepaLife’s board of directors. Also effective May 11, 2010, upon consummation of the Merger, Amit S. Dang resigned from his position as Interim Chief Executive Officer and President and Interim Chief Financial Officer of HepaLife.

Executive Officers and Directors

The following persons became our executive officers and directors on May 11, 2010, upon consummation of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
David Stefansky	39	Chairman and Director
Richard Rosenblum	51	President
Steven Berger	49	Chief Financial Officer, Treasurer and Secretary

Prior to the Effective Time, HepaLife’s board of directors appointed Richard Rosenblum and David Stefansky to HepaLife’s board of directors effective upon the consummation of the Merger and following the resignations of Messrs Bhogal and Jimenez. Subsequent to this appointment, the board of directors and Mr. Rosenblum determined that Mr. Rosenblum would not accept this appointment to HepaLife’s board of directors until HepaLife satisfies the notice requirements to HepaLife’s stockholders pursuant to Rule 14f-1 under the Exchange Act. Until such time, Mr. Rosenblum shall be invited to participate at all meetings of HepaLife’s board of directors as an observer.

As noted above, on May 7, 2010, holders of a majority of the voting shares of HepaLife acted by written consent in lieu of a special meeting of stockholders to adopt an amendment to HepaLife’s Articles of Incorporation, to among other things, provide for the classification of the HepaLife’s board of directors and to provide for staggered terms of service for each class of directors. Upon the effectiveness of the Amended Articles of Incorporation, HepaLife’s board of directors has designated Joseph Sierchio as a Class I director, to serve in such capacity until the 2010 annual meeting of stockholders, Richard Rosenblum as a Class II director, to serve in such capacity until the 2011 annual meeting of stockholders, and David Stefansky as a Class III director, to serve in such capacity until the 2012 annual meeting of stockholders. Directors elected to succeed those listed above will hold office for three-year terms until the election and qualification of their successors.

Biographies

David Stefansky (Chairman of the Board of Directors). David Stefansky has been a principal of Harborview Advisors, LLC, the investment manager for Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P., since 2004. Mr. Stefansky previously was a managing director at vFinance, Inc.  From September 2006 to March 2009, Mr. Stefansky was a director of Boxwoods, Inc. From September 2006 to May 2007, Mr. Stefansky was a director of Mill Basin Technologies, Ltd. From November 2006 to January 2008, Mr. Stefansky was a director of Marine Park Holdings, Inc. From August 2009 to September 2009, Mr. Stefansky was a director of HG Partners, Inc.

Richard Rosenblum (President). Richard Rosenblum has been a principal of Harborview Advisors, LLC, the investment manager for Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P., since 2004. He previously was a managing director of investment banking for vFinance, Inc., a middle market investment banking and brokerage organization. Mr. Rosenblum graduated from the State University of New York at Buffalo in 1981, summa cum laude, with a degree in finance and accounting. From September 2006 to April 2010, Mr. Rosenblum was a director of Boxwoods, Inc., which changed its name to Duke Mining Company, Inc. in March 2009. From September 2006 to May 2007, Mr. Rosenblum was a director of Mill Basin Technologies, Ltd. From November 2006 to January 2008, Mr. Rosenblum was a director of Marine Park Holdings, Inc. From August 2009 to September 2009, Mr. Rosenblum was a director of HG Partners, Inc..

Steven Berger (Chief Financial Officer, Treasurer and Secretary). Steven Berger has been the Chief Financial Officer and Chief Operating Officer of Harborview Advisors, LLC, the investment manager for Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P., since 2007. His past executive finance positions include serving as Chief Financial Officer of Global/CHC Worldwide LLC, a chemical coatings company. Other executive experience includes his tenure as President of Morgan Harris & Co. where he was involved in equity trading. From 2000 to 2003, Mr. Berger was Chief Financial Officer of Virtual BackOffice Inc., a company engaged in the provision of virtual secretarial services. From 1983 to 1999, Mr. Berger was the Treasurer, Controller and Chief Compliance Officer with LaBranche & Co., the parent corporation of LaBranche & Co. LLC, one of the oldest and largest specialists in equity securities listed on the New York Stock Exchange and the American Stock Exchange. Mr. Berger holds a Bachelor of Science degree in business administration with a concentration in finance from Boston University.

Item 7.01.  Regulation FD Disclosure.

On May 17, 2010, HepaLife issued a press release announcing the execution of the Merger Agreement and consummation of the Merger and Private Placements, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with general instruction B.2 to Form 8-K, the information contained in Exhibit 99.1 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished pursuant to this Item 7.01 shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available.  In addition, HepaLife does not assume any obligation to update such information in the future.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

To be filed by amendment.

(b)           Pro Forma Financial Information

To be filed by amendment.

(d)           Exhibits

Exhibit No. 2.1	Description Agreement and Plan of Merger, dated as of May 11, 2010, by and among HepaLife Technologies, Inc., HT Acquisition Corp. and AquaMed Technologies, Inc.
2.2	Certificate of Merger, dated May 11, 2010, between AquaMed Technologies, Inc. and HT Acquisition Corp.
4.1	Form of Series E Stock Purchase Warrant
4.2	Form of Series F Stock Purchase Warrant
9.1	Stockholder Voting Agreement and Irrevocable Proxy, dated as of May 11, 2010, by and among HepaLife Technologies, Inc., Harborview Master Fund LP and certain stockholders signatory thereto.
10.1	Investor Relations Service Agreement, dated as of May 11, 2010, by and between HepaLife Technologies, Inc. and Cogito, Corp.
10.2	Placement Agent Agreement, dated as of May 6, 2010, by and between Palladium Capital Advisors, LLC and HepaLife Technologies, Inc.
10.3	Form of Subscription Agreement
16.1	Letter of Peterson Sullivan LLP, dated May 13, 2010
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEPALIFE TECHNOLOGIES, INC.

Dated: May 17, 2010	By:	/s/ Steven C. Berger
		Name:	Steven C. Berger
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 2.1	Description Agreement and Plan of Merger, dated as of May 11, 2010, by and among HepaLife Technologies, Inc., HT Acquisition Corp. and AquaMed Technologies, Inc.
2.2	Certificate of Merger, dated May 11, 2010, between AquaMed Technologies, Inc. and HT Acquisition Corp.
4.1	Form of Series E Stock Purchase Warrant
4.2	Form of Series F Stock Purchase Warrant
9.1	Stockholder Voting Agreement and Irrevocable Proxy, dated as of May 11, 2010, by and among HepaLife Technologies, Inc., Harborview Master Fund LP and certain stockholders signatory thereto.
10.1	Investor Relations Service Agreement, dated as of May 11, 2010, by and between HepaLife Technologies, Inc. and Cogito, Corp.
10.2	Placement Agent Agreement, dated as of May 6, 2010, by and between Palladium Capital Advisors, LLC and HepaLife Technologies, Inc.
10.3	Form of Subscription Agreement
16.1	Letter of Peterson Sullivan LLP, dated May 13, 2010
99.1	Press Release